UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 7, 2006

NORTHSTAR REALTY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue 16th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-8801

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Public Offering of 8.75% Series A Cumulative Redeemable Preferred Stock by NorthStar Realty Finance Corp.

On September 14, 2006, NorthStar Realty Finance Corp. (the "Company") issued and sold 2,400,000 of its 8.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share, par value $0.01 per share) (“Series A Preferred Stock”) at $25.00 per share (which included 200,000 shares pursuant to an over-allotment option granted to the underwriters), in an underwritten public offering pursuant to an effective registration statement.

The Company has granted to the underwriters of the public offering an option for 30 days from September 7, 2006 to purchase up to an additional 130,000 shares of Series A Preferred Stock to cover over-allotments. In connection with the sale, the Company caused Articles Supplementary classifying 2,530,000 shares of the Company's authorized preferred stock as Series A Preferred Stock to be filed with the Maryland State Department of Assessments and Taxation on September 13, 2006. A copy of the above-referenced Articles Supplementary is filed as Exhibit 3.2 to the Company's Registration Statement on Form 8-A, dated September 14, 2006, and is incorporated herein by reference.

On September 14, 2006, the Company, as the general partner of NorthStar Realty Finance Limited Partnership (the “Partnership”), amended the agreement of limited partnership of the Partnership to designate and authorize the issuance of 2,530,000 of the Partnership’s 8.75% Series A Preferred Units, liquidation preference $25.00 per Series A Preferred Unit (the “Series A Preferred Units”). A copy of that amendment is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference. On September 14, 2006, the Company contributed the net proceeds from the offering of the Series A Preferred Stock to the Partnership in exchange for 2,400,000 Series A Preferred Units (with economic terms that mirror the terms of the Series A Preferred Stock). In the event the underwriters of the offering of the Series A Preferred Stock exercise their option to purchase any of the remaining 130,000 shares to cover over-allotments, the Company will use the net proceeds from such sale to purchase an equivalent number of Series A Preferred Units. The offering of the Series A Preferred Units to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Series A Preferred Stock will rank senior to the Company's common stock and any other junior shares that the Company may issue in the future, and on parity with any other parity shares that the Company may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up, all as set forth in the Articles Supplementary attached as an exhibit hereto.

The Series A Preferred Units will rank, as to distributions and upon liquidation, senior to the common units of limited partnership interest in the Partnership and on parity with other preferred units in the Partnership, the terms of which place them on parity with the Series A Preferred Units, as set forth in the amendment to the Partnership's limited partnership agreement attached to this Current Report on Form 8-K as Exhibit 3.2.

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Item 8.01. Other Events.

On September 7, 2006, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership, and each of Wachovia Capital Markets, LLC, Banc of America Securities LLC, KeyBanc Capital Markets and Stifel, Nicolaus & Company, Incorporated, on the terms set forth therein, with respect to the public offering by the Company of 2,200,000 million shares of its Series A Preferred Stock. The Underwriting Agreement provides that the purchase price per share of the Series A Preferred Stock to the Company shall be $24.2125. Pursuant to the terms of the Underwriting Agreement, the Company has granted to the underwriters for 30 days an over-allotment option with respect to 330,000 shares of the Series A Preferred Stock at a price per share to the Company of $24.2125. As of September 14, 2006, the underwriters have purchased pursuant to their over-allotment option 200,000 shares of Series A Preferred Stock.

The above summary is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit Number	Description

3.1
Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.75 % Series A Preferred Stock, liquidation preference $25.00 per share (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A, dated September 14, 2006).

3.2	Second Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of September 14, 2006. *

99.1	Underwriting Agreement, dated September 7, 2006, entered by the Company, the Partnership and each of the Underwriters listed on Schedule I therein. *

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: September 14, 2006	By:	/s/ Albert Tylis
Albert Tylis General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1
Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.75 % Series A Preferred Stock, liquidation preference $25.00 per share (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A, dated September 14, 2006).

3.2	Second Amendment to the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of September 14, 2006. *

99.1	Underwriting Agreement, dated September 7, 2006, entered by the Company, the Partnership and each of the Underwriters listed on Schedule I therein. *

*Filed herewith